EX-99.B6d
                          FUND PARTICIPATION AGREEMENT


     THIS FUND PARTICIPATION AGREEMENT, made on this the 16th day of March, 1998 among JNL Series Trust (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts, and Jackson National Life Insurance Company (the "Company"), a life insurance company organized under the laws of the State of Michigan, on behalf of itself and on behalf of Jackson National Separate Account III ("Separate Account"), a separate account of the Company existing pursuant to the Michigan Insurance Code.

                                   WITNESSETH:

     WHEREAS, the Trust is an open-end management investment company which is divided into various investment series ("Series"), each Series being subject to separate investment objectives and restrictions. (See Exhibit A for available Series); and

     WHEREAS, the Trust's shares may be offered to variable annuity and variable life insurance separate accounts of insurance companies, which may or may not be affiliated persons of each other ("Participating Insurers"), pursuant to fund participation agreements substantially identical to this Agreement; and

     WHEREAS, the Company, by resolution, has established the Separate Account on its books of account for the purpose of funding certain variable contracts ("Contracts"); and

     WHEREAS, the Separate Account, registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940 ("1940 Act"), is divided into various "Portfolios" under which the income, gains and losses, whether or not realized, from assets allocated to each such Portfolio are, in accordance with the Contracts, credited to or charged against such Portfolio without regard to any other income, gains or losses of other Portfolios or separate accounts or of the Company; and

     WHEREAS, the Separate Account desires to purchase shares of the Trust; and

     WHEREAS, the Trust agrees to make its shares available to serve as underlying investment media for the various Portfolios of the Separate Account with each Series of the Trust serving as the underlying investment medium for the corresponding Portfolio of the Separate Account; and

     WHEREAS, the Trust has undertaken that its Board of Trustees ("Board") will monitor the Trust for the existence of any material irreconcilable conflicts that may arise between the contract owners of separate accounts of insurance companies that invest in the Trust for the purpose of identifying and remedying any such conflict;

     NOW, THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, the Trust and the Company (on behalf of itself and the Separate Account) hereby agree as follows:

                                    ARTICLE I

                              Sale of Trust Shares

     1.1 The Contracts funded by the Separate Account will provide for the allocation of net amounts among the various Portfolios of the Separate Account for investment in the shares of the particular Series of the Trust underlying each Portfolio. The selection of a particular Portfolio is to be made (and such selection may be changed) in accordance with the terms of the Contract.

     1.2 Trust shares to be made available to the respective Portfolios of the Separate Account shall be sold by each of the respective Series of the Trust and purchased by the Company for that Portfolio at the net asset value next computed after receipt of each order, as established in accordance with the provisions of the then current prospectus of the Trust. Shares of a particular Series of the Trust shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of those Contracts having amounts allocated to the Portfolio for which the Trust Series shares serve as the underlying investment medium. Orders and payments for shares purchased will be sent promptly to the Trust and will be made payable in the manner established from time to time by the Trust for the receipt of such payments. Notwithstanding the foregoing, the Board of the Trust may refuse to sell shares of any Series to any person or suspend or terminate the offering of shares of any Series if such action is required by law or by regulatory authority having jurisdiction over the Trust or is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Series.

     1.3 The Trust will redeem the shares of the various Series when requested by the Company on behalf of the corresponding Portfolio of the Separate Account at the net asset value next computed after receipt of each request for redemption, as established in accordance with the provisions of the then current prospectus of the Trust. The Trust will make payment in the manner established from time to time by the Trust for the receipt of such redemption requests, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act.

     1.35 For purposes of paragraphs 1.2 and 1.3 hereinabove, the Company shall be the agent of the Trust for the receipt of (1) orders to purchase, and (2) requests to redeem, shares of the Series of the Trust on behalf of the Separate Account, and receipt of such orders and requests by such agent shall constitute receipt thereof by the Trust, provided that the Trust receives actual notice of such order or request by 12:00 noon (at the Trust's offices) on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

     1.4 Transfer of the Trust's shares will be by book entry only. No stock certificates will be issued to the Separate Account. Shares ordered from a particular Series of the Trust will be recorded in an appropriate title for the corresponding Portfolio of the Separate Account.

     1.5 The Trust shall furnish same day notice to the Company of any dividend or distribution payable on its shares. All of such dividends and distributions as are payable on each of the Series shares in the title for the corresponding Portfolio of the Separate Account shall be automatically reinvested in additional shares of that Series of the Trust. The Trust shall notify the Company of the number of shares so issued.

     1.6 The Trust shall make the net asset value per share of each Series available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:00 p.m. Eastern Time.

                                   ARTICLE II

                         Sales Material and Information

     2.1 The Company shall furnish to the Trust each piece of sales literature or other promotional material in which the Trust or its investment adviser is named at least ten business days prior to its use. No such material shall be used if the Trust objects to such use within five business days after receipt of such material.

     2.2 The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Trust shares, as such documents may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust, except with the permission of the Trust.

     2.3 The Trust shall furnish to the Company each piece of sales literature or other promotional material in which the Company or the Separate Account is named at least ten business days prior to its use. No such material shall be used if the Company objects to such use within five business days after receipt of such material.

     2.4 The Trust shall not give any information or make any representations on behalf of the Company or concerning the Company, the Separate Account, or the Contracts other than the information or representations contained in the registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for the Separate Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company, except with the permission of the Company.

     2.5 The Trust will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above that relate to the Trust or its shares, contemporaneously with the filing of such document with the Securities and Exchange Commission or other regulatory authorities.

     2.6 The Company will provide to the Trust at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Separate Account, contemporaneously with the filing of such documents with the Securities and Exchange Commission or other regulatory authorities.

     2.7 For purposes of this Article II, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials.

                                   ARTICLE III

                                    Expenses

     3.1 The Trust shall pay no fee or other compensation to the Company under this Agreement. All expenses incident to performance by the Trust under this Agreement shall be paid by the Trust. The Trust shall bear the expenses for: the cost of registration of the Trust's shares; preparation and filing of the Trust's prospectus and registration statement; preparation and filing of proxy materials and reports; setting the prospectus in type; setting in type the proxy materials and reports to shareholders; the preparation of all statements and notices required of the Trust by any federal or state law; and all taxes on the issuance or transfer of the Trust's shares.

     3.2 The Trust's prospectus shall state that the statement of additional information for the Trust is available from the Trust, and the Trust, at its expense, shall provide such statement free of charge to the Company and to any Contract owner or prospective Contract owner who requests such statement.

     3.3 The Trust, at its expense, shall provide the Company with copies of its proxy material, reports to stockholders and other communications to stockholders in such quantity as the Company shall reasonably require for distributing to Contract owners.


                                   ARTICLE IV

                                     Voting

     4.1 The Company shall provide pass-through voting privileges to all Contract owners so long as the Securities and Exchange Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company shall be responsible for assuring that the Separate Account calculates voting privileges in a manner consistent with standards provided by the Trust, which standards will also be provided to other Participating Insurers. To the extent required by law, the Company will vote shares for which it has not received voting instructions as well as shares attributable to the Company in the same proportion as it votes shares for which it has received instructions.

     4.2 The Trust will comply with all provisions of the 1940 Act requiring voting by shareholders and, in particular, the Trust will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Trust is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Trust will act in accordance with the Securities and Exchange Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto.

                                    ARTICLE V

                               Potential Conflicts

     5.1 The Board of the Trust will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Trust. The Company will report to the Board any potential or existing conflicts of which it is or becomes aware between any of its Contract owners, or between any of its Contract owners and contract owners of other Participating Insurers. The Company will be responsible for assisting the Board in carrying out its responsibilities to identify and resolve material conflicts by providing the Board with all information available to it that is reasonably necessary for the Board to consider any issues raised, including information as to a decision by the Company to disregard voting instructions of its Contract owners.

     5.2 The Board's determination of the existence of any irreconcilable material conflict and its implications shall be made known promptly by it to the Company and other Participating Insurers. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance tax, or securities laws or regulations, or a public ruling, private letter ruling, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Series are being managed; (e) a difference in voting instructions given by variable annuity contract owners and variable life insurance contract owners or by contract owners of different Participating Insurers; or (f) a decision by a Participating Insurer to disregard the voting instructions of its variable contract owners.

     5.3 If it is determined by a majority of the Board or a majority of its disinterested Trustees that a material irreconcilable conflict exists that affects the interests of the Contract owners, the Company shall, to the extent reasonably practicable (as determined by a majority of the Trust's disinterested Trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (a) withdrawing the assets allocable to the Separate Account from the Trust or any Series and reinvesting such assets in a different investment medium, including another Series of the Trust, or participating in the submission of the question of whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any particular group (e.g. annuity contract owners or life insurance contract owners) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account. The Company shall take such steps at its expense if the conflict affects solely the interests of the owners of the Company's Contracts, but shall bear only its equitable portion of any such expense if the conflict also affects the interests of the contract owners of one or more Participating Insurers other than the Company, provided: that this sentence shall not be construed to require the Trust to bear any portion of such expense. If a material irreconcilable conflict arises because of the Company's decision to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at Trust's election, to withdraw the investment of the Separate Account in the Trust, and no charge or penalty will be imposed as a result of such a withdrawal. The Company agrees to take such remedial action as may be required under this paragraph 5.3 with a view only to the interests of its Contract owners. For purposes of this paragraph 5.3, a majority of the disinterested members of the Trust's Board shall determine whether or not any proposed action adequately remedies any irreconcilable conflict, but in no event will Trust be required to establish a new funding medium for any variable contract. The Company shall not be required by this paragraph 5.3 to establish a new funding medium if any offer to do so has been declined by vote of a majority of contract owners materially and adversely affected by the irreconcilable material conflict.

     Notwithstanding the foregoing, if the Company is required under this paragraph 5.3 to withdraw the investment of the Separate Account in the Trust, such withdrawal may take place within six (6) months after the Trust gives written notice that this paragraph 5.3 is being implemented, provided: That the Trust may require that such withdrawal must take place within a shorter period of time after such notice if a majority of the disinterested members of the Trust's Board determines that such shorter period is necessary to avoid irreparable harm to its shareholders; and further provided: That until the end of such six month (or shorter) period the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of Trust Shares. The Company will not be required to withdraw investments in the Separate Account of the Trust until all regulatory approval is obtained.

     5.4 In discharging its responsibilities under this Article V, the Company will cooperate and coordinate, to the extent necessary, with the Board and with other Participating Insurers.

     5.5 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or a subsequent Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to mixed or shared funding on terms and conditions materially different from those contained in the Trust's mixed and shared funding order then the Trust or the Participating Insurers, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), and related Rules as amended, to the extent such rules are applicable.

                                   ARTICLE VI

                         Representations and Warranties

     6.1 The Company represents and warrants that the Contracts are or will be registered under the Securities Act of 1933 ("1933 Act"), that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws, and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable laws and that it has legally and validly established the Separate Account prior to any issuance or sale thereof as a segregated asset account under the Michigan Insurance Code and has registered or, prior to any issuance or sale of the Contracts, will register the Separate Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

     6.2 The Trust represents and warrants that Trust shares sold pursuant to this Agreement shall be registered under the 1933 Act, shall be duly authorized for issuance and sold in compliance with the laws of the State of Massachusetts and all applicable federal and state securities laws and that the Trust is and shall remain registered under the 1940 Act. The Trust shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust represents that it is lawfully organized and validly existing under the laws of the State of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

     6.3 The Trust represents and warrants that it intends to qualify each of its Series as a Regulated Investment Company under Subchapter M of the Internal Revenue Code, as amended, (the "Code") and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that any such Series may not so qualify in the future.

     6.4 The Trust represents and warrants that it will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Trust will at all times comply with Section 817(h) of the Code and the Regulations thereunder, relating to the diversification requirements for annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulation.

     6.5 The Company represents that the Contracts are to be treated as annuity, endowment, or life insurance contracts, under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Trust immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

     6.6 The Trust makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states except that the Trust represents that its investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the State of Massachusetts and the Trust represents that its operations are and shall at all times remain in material compliance with the 1940 Act.

     6.7 The Trust represents and warrants that all of its Trustees, officers, employees, investment advisers, and other persons dealing with the money or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less that the minimal coverage as required currently by Section 17(g) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

     6.8 The Company represents and warrants that all of its directors, officers, employees, and other persons who are directly dealing with the money or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage in amounts which shall comply with Rule 17g-1 under the 1940 Act.

     6.9 The Trust represents and warrants that shares of the Trust will be sold only to Participating Insurers and their separate accounts or to qualified plans as permitted under section 817(h) of the Code. No shares of any Series will be sold to the general public. The Trust further represents and warrants that it will not sell Trust shares to any insurance company or separate account except pursuant to an agreement containing provisions substantially the same as those contained in Articles IV and V of this Agreement governing voting rights and conflicts of interest, respectively.

     6.10 The Company represents and warrants that it will make reasonable efforts to market those Contracts it determines from time to time to offer for sale and, although it is not required to offer for sale new Contracts in all cases, will accept payments and otherwise service existing Contracts funded in the Separate Account. No representation is made as to the number or amount of such Contracts to be sold.

                                   ARTICLE VII

                                 Indemnification

     7.1 The Company agrees to indemnify and hold harmless the Trust and each of the Trust's Trustees and officers and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses), arising out of the acquisition of any shares of the Trust by any person, to which the Trust or such Trustees, officers or controlling person may become subject under the 1933 Act, under any other statute, at common law or otherwise, which (i) may be based upon any wrongful act by the Company, any of its employees or representatives, any affiliate of or any person acting on behalf of the Company or a principal underwriter of its insurance products, or
(ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering shares of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Trust by the Company, or (iii) may be based on any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering the Contracts, or any amendments or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Company or such affiliate by or on behalf of the Trust; provided, however, that in no case (i) is the Company's indemnity in favor of a Trustee or officer or any other person deemed to protect such Trustee or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or her duties or by reason of his or her reckless disregard of obligations and duties under this Agreement or (ii) is the Company to be liable under its indemnity agreement contained in this Paragraph
7.1 with respect to any claim made against the Trust or any person indemnified unless the Trust or such person, as the case may be, shall have notified the Company in writing pursuant to Paragraph 10 of this Agreement within a reasonable time after the summons or other first legal process giving information of the nature of the claims shall have been served upon the Trust or upon such person (or after the Trust or such person shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it has to the Trust or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this Paragraph 7.1. The Company shall be entitled to participate, at its own expense, in the defense, or, if it so elects, to assume the defense of any suit which could result in liability to it under this Paragraph 7.1, but, if it elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Trust and to such of its officers, Trustees and controlling person or persons as may be defendants in the suit. In the event that the Company elects to assume the defense of any such suit and retain such counsel, the Trust, such officers, Trustees and controlling person or persons shall bear the fees and expenses of any additional counsel retained by them, but, in case the Company does not elect to assume the defense of any such suit, the Company will reimburse the Trust, such officers, Trustees and controlling person or persons for the reasonable fees and expenses of any counsel retained by them. The Company agrees promptly to notify the Trust pursuant to Paragraph 10 of this Agreement of the commencement of any litigation or proceedings against it in connection with the issue and sale of any shares of the Trust.

     7.2 The Trust agrees to indemnify and hold harmless the Company and its affiliated principal underwriter of the Contracts and each of the Company's Directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which it or such directors, officers or controlling person may become subject under the 1933 Act, under any other statute, at common law or otherwise, arising out of the acquisition of any shares of the Trust by any person which (i) may be based upon any wrongful act by the Trust or any of its employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering shares of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading unless such statement or omission was made in reliance upon information furnished to the Trust by the Company, or (iii) may be based on any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering the Contracts, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Trust; provided, however, that in no case (i) is the Trust's indemnity in favor of a Director or officer or any other person deemed to protect such Director or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or her duties or by reason of his or her reckless disregard of obligations and duties under this Agreement or (ii) is the Trust to be liable under its indemnity agreement contained in this Paragraph 7.2 with respect to any claims made against the Company or any such Director, officer or controlling person unless it, Director, officer or controlling person, as the case may be, shall have notified the Trust in writing pursuant to Paragraph 10 of this Agreement within a reasonable time after the summons or the first legal process giving information of the nature of the claim shall have been served upon it or upon such Director, officer or controlling person (or after the Company or such Director, officer or controlling person shall have received notice of such service on any designated agent), but failure to notify the Trust of any claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this Paragraph 7.2. The Trust will be entitled to participate, at its own expense, in the defense, or, if it so elects, to assume the defense of any suit which could result in liability to it under this Paragraph 7.2, but, if the Trust elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Company and to such of its Directors, officers and controlling person or persons as may be defendants in the suit. In the event that the Trust elects to assume the defense of any such suit and retain such counsel, the Company, such Directors, officers and controlling person or persons shall bear the fees and expenses of any additional counsel retained by them, but, in case the Trust does not elect to assume the defense of any such suit, it will reimburse the Company, such Directors, officers and controlling person or persons for the reasonable fees and expenses of any counsel retained by them. The Trust agrees promptly to notify the Company pursuant to Paragraph 10 of this Agreement of the commencement of any litigation or proceedings against it or any of its officers or Trustees in connection with the issue and sale of any of its shares.

                                  ARTICLE VIII

                                 Confidentiality

     8. Subject to the requirements of legal process and regulatory authority, each party shall treat as confidential all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize confidential information without the express written consent of the affected party until such time as it may come into the public domain.

                                   ARTICLE IX

                                   Termination

     9.1 This Agreement shall terminate:

          (a) at the option of the Company or the Trust upon 90 days' advance written notice to all other parties to this Agreement, provided, however, such notice shall not be given earlier than twenty four months following the date of this Agreement; or

          (b) at the option of the Company if any of the Trust's shares are not reasonably available to meet the requirements of the Contracts funded in the Separate Account as determined by the Company; or

          (c) at the option of any party to this Agreement upon institution of formal proceedings against any other party to this Agreement by the Securities and Exchange Commission or any other regulatory body; or

          (d) upon the vote of Contract owners having an interest in a particular Portfolio of the Separate Account. The Company will give 30 days' prior written notice to the Trust of the date of any proposed action to replace the Trust's shares; or

          (e) at the option of the Company if the Trust's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment medium of the Contracts funded in the Separate Account; or

          (f) at the option of the Company if any Series of the Trust ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor similar provision, or if the Company reasonably believes that any Series of the Trust may fail to so qualify; or

          (g) at the option of the Company if any Series of the Trust fails to meet the diversification requirements specified in paragraph 6.4 hereof.

     9.2 Prompt notice of election to terminate  under  subparagraphs  (b), (c),
(e), (f) and (g) of paragraph 9.1 shall be furnished by the electing party.

     9.3 Notwithstanding any termination of this Agreement, the Trust shall, at the option of the Company, continue to make available additional shares of the Trust pursuant to the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Trust, redeem investments in the Trust or invest in the Trust upon the making of additional purchase payments under the Existing Contracts. The parties agree that this paragraph 9.3 shall not apply to any terminations under Article V and the effect of such Article V terminations shall be governed by Article V of this Agreement.

     9.4 Notwithstanding  Article V and the foregoing provisions of this Article
IX,  the   provisions  of  Article  VII   (Indemnification)   and  Article  VIII
(Confidentiality) shall survive any termination of this Agreement.

                                    ARTICLE X

                                     Notices

     10. Any notice shall be sufficiently given when sent by registered or certified mail to each other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

         If to the Trust:

                  JNL Series Trust
                  ATTN:  Andrew B. Hopping
                  President
                  5901 Executive Drive
                  Lansing, MI  48911

         If to the Company or the Separate Account:

                  Jackson National Life Insurance Company
                  ATTN:  Thomas J. Meyer
                  Vice President
                  5901 Executive Drive
                  Lansing, MI  48911

                                   ARTICLE XI

                                 Applicable Law

     11. This Agreement shall be construed in accordance with the laws of the State of Michigan.

                                   ARTICLE XII

                                  Miscellaneous

     12.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     12.2 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     12.3 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     12.4 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     12.5 The Trust and the Company agree that the obligations of the Trust under this Agreement shall not be binding upon any of the Trustees, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Trust individually, but are binding only upon the assets and property of the Trust or of the appropriate Series thereof, as provided in the Agreement and Declaration of Trust. The execution and delivery of this Agreement has been authorized by the Trustees of the Trust, and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them or any shareholder of the Trust individually or to impose any liability on any of them or any shareholder of the Trust personally, but shall bind only the assets and property of the Trust or of the appropriate Series thereof as provided in the Agreement and Declaration of Trust.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Attest:                                  JNL Series Trust

         /s/ Amy D. Eisenbeis      By:   /s/ Andrew B. Hopping
         --------------------            ---------------------
                                         Andrew B. Hopping
                                         President

Attest:                                  Jackson National Life Insurance Company

         /s/ Amy D. Eisenbeis      By:   /s/ Thomas J. Meyer
         --------------------            -------------------
                                         Thomas J. Meyer
                                         Vice President

                                         Jackson National Separate Account III
Attest:                            By:   Jackson National Life Insurance Company

         /s/ Amy D. Eisenbeis      By:   /s/ Thomas J. Meyer
         --------------------            -------------------
                                         Thomas J. Meyer
                                         Vice President

EXHIBIT A


                                JNL SERIES TRUST

                 - JNL Aggressive Growth Series
                 - JNL Global Equities Series
                 - JNL/Alliance Growth Series
                 - JNL/JPM International & Emerging Markets Series
                 - JNL/PIMCO Total Return Bond Series
                 - JNL/Putnam Growth Series
                 - JNL/Putnam Value Equity Series
                 - JNL/S&P Conservative Growth Series II
                 - JNL/S&P Moderate Growth Series II
                 - JNL/S&P Aggressive Growth Series II
                 - JNL/S&P Very Aggressive Growth Series II
                 - JNL/S&P Equity Growth Series II
                 - JNL/S&P Equity Aggressive Growth Series II
                 - Goldman Sachs/JNL Growth & Income Series
                 - Lazard/JNL Small Cap Value Series
                 - Lazard/JNL Mid Cap Value Series
                 - PPM America/JNL Money Market Series
                 - Salomon Brothers/JNL Balanced Series
                 - Salomon Brothers/JNL Global Bond Series
                 - Salomon Brothers/JNL High Yield Bond Series
                 - T. Rowe Price/JNL International Equity Investment Series
                 - T. Rowe Price/JNL Mid-Cap Growth Series